Exhibit 15.3

JT&N (Hong Kong) (金誠同達(香港)律師事務所)	Unit 1908, 19/F, Tower One, Lippo Centre 89 Queensway, Admiralty, Hong Kong 香港金鐘金鐘道89號力寶中心1座19樓1908室 Tel: (852) 3841 7709 Fax: (852) 3468 1930 E-mail: hkteam@jtn.com

Date: 14 November 2025

3 E Network Technology Group Limited

No.118 Connaught Road West, 3003-2, Hong Kong

Dear Sirs,

Re:	3 E Network Technology Group Limited (the “Company”)

We have acted as Hong Kong legal advisers to the Company in connection with the filing by the Company with the United States Securities and Exchange Commission (the “SEC”) of an annual report on Form 20-F for the year ended 30 June 2025 (the “Form 20-F”).

We consent to the filing with the SEC of this consent letter as an exhibit to the Form 20-F. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

Yours faithfully,

JT&N (HONG KONG)